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Exhibit 23.2

   CONSENT OF MERDINGER, FRUCHTER, ROSEN & CORSO, P.C., INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2 and related Prospectus of Achievement Tec Holdings, Inc. for the registration of 5,045,232 shares of its common stock and to the inclusion therein of our report dated March 6, 2001, with respect to our audit of the consolidated financial statements of Achievement Tec Holdings, Inc. as of December 31, 2000 and 1999.

MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.

New York, New York
August 1, 2001